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WELLS FARGO BANK                                   GENERAL PLEDGE AGREEMENT
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     1.   GRANT OF SECURITY INTEREST.  For valuable consideration, the undersigned CHOLESTECH CORPORATION, or any of them ("Debtor"), hereby assigns, transfers to and pledges with WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), and grants to Bank a security interest in, all money and property this day delivered to and deposited with Bank, together with all other money or property heretofore delivered or which shall hereafter be delivered to or come into the possession, custody or control of Bank in any manner or for any purpose whatsoever during the existence of this Agreement (collectively called "Collateral"), and whether held in a general or special account or deposit for safekeeping or otherwise, together with whatever is receivable or received when any of the Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, (a) all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, (b) all rights to payment with respect to any cause of action affecting or relating to any of the foregoing, and (c) all stock rights, rights to subscribe, stock splits, liquidating dividends, cash dividends, dividends paid in stock, new securities or other property of any kind which Debtor is or may hereafter be entitled to receive on account of any securities pledged hereunder, including without limitation, stock received by Debtor due to stock splits or dividends paid in stock or sums paid upon or in respect of any securities pledged hereunder upon the liquidation or dissolution of the issuer thereof (hereinafter called "Proceeds"), and in the event that Debtor receives any such Proceeds, Debtor will hold the same in trust on behalf of and for the benefit of Bank and will immediately deliver all such Proceeds to Bank in the exact form received, with the endorsement of Debtor if necessary and/or appropriate undated stock powers duly executed in blank, to be held by Bank as a part of the Collateral, subject to all terms hereof. Security interest limited to $3,000,000 principal plus interest.

     2. OBLIGATIONS SECURED. The obligations secured hereby are the payment and performance of: (a) all present and future indebtedness of Debtor to Bank;
(b) all obligations of Debtor and rights of Bank under this Agreement; and (c) all present and future obligations of Debtor to Bank of other kinds. The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Debtor may be liable individually or jointly, or whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

     3. TERMINATION. This Agreement will terminate upon the performance of all obligations of Debtor to Bank, including without limitation, the payment of all indebtedness of Debtor to Bank, and the termination of all commitments of Bank to extend credit to Debtor, existing at the time Bank receives written notice from Debtor of the termination of this Agreement.

     4.   OBLIGATIONS OF BANK.

     (a) Bank has no obligation to make any loans hereunder. Any money received by Bank in respect of the Collateral may be deposited, at Bank's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

     (b) Bank's obligation with respect to Collateral and Proceeds in its possession shall be strictly limited to the duty to exercise reasonable care in the custody and preservation of such Collateral and Proceeds, and such duty shall not include any obligation to ascertain or to initiate any action with respect to or to inform Debtor of maturity dates, conversion, call or exchange rights, or offers to purchase the Collateral or Proceeds, or any similar matters, notwithstanding Bank's knowledge of the same. Bank shall have no duty to take any steps necessary to preserve the rights of Debtor against prior parties, or to initiate any action to protect against the possibility of a decline in the market value of the Collateral or Proceeds. Bank shall not be obligated to take any action with respect to the Collateral or Proceeds requested by Debtor unless such request is made in writing and Bank determines, in its sole discretion, that the requested action would not unreasonably jeopardize the value of the Collateral and Proceeds as security for the indebtedness. Bank may at any time deliver the Collateral and Proceeds, or any part thereof, to any Debtor, and the receipt thereof by any Debtor shall be a complete and full acquittance for the Collateral and Proceeds so delivered, and Bank shall thereafter be discharged from any liability or responsibility therefor.

     5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Bank that: (a) Debtor is the owner and has possession or control of the Collateral and Proceeds; (b) Debtor has the right to pledge the Collateral and Proceeds; (c) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except, the lien created hereby or as otherwise agreed to by Bank, or heretofore disclosed by Debtor to Bank, in writing; (d) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects; (e) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Bank, is on file in any public office; and (f) specifically with respect to Collateral and Proceeds consisting of investment securities, instruments, chattel paper, documents, contracts, insurance policies or any like property, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

     6.   COVENANTS OF DEBTOR.

     (a) Debtor Agrees in general: (i) to pay indebtedness secured hereby when due; (ii) to indemnify Bank against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to pay all

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costs and expenses, including reasonable attorneys' fees, incurred by Bank in the perfection and preservation of the Collateral or Bank's interest therein and/or the realization, enforcement and exercise of Bank's rights, powers and remedies hereunder; (iv) to permit Bank to exercise its powers; (v) to execute and deliver such documents as Bank deems necessary to create, perfect and continue the security interests contemplated hereby; and (vi) not to change its chief place of business or the places where Debtor keeps any of the Collateral or Debtor's records concerning the Collateral and Proceeds without first giving Bank written notice of the address to which Debtor is moving same.

     (b) Debtor agrees with regard to the Collateral and Proceeds, unless Bank agrees otherwise in writing: (i) not to permit any lien on the Collateral or Proceeds, except in favor of Bank; (ii) not to withdraw any funds from any deposit account pledged to Bank hereunder; (iii) not to sell, hypothecate or otherwise dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein; (iv) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Bank to inspect the same and make copies thereof at any reasonable time: (v) if requested by Bank, to receive and use reasonable diligence to collect Proceeds, in trust and as the property of Bank, and to immediately endorse as appropriate and deliver such Proceeds to Bank daily in the exact form in which they are received together with a collection report in form satisfactory to Bank; (vi) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (vii) in the event Bank elects to receive payments of Proceeds hereunder, to pay all expenses incurred by Bank in connection therewith, including expenses of accounting, correspondence, collection efforts, filing, recording, record keeping and expenses incidental thereto; (viii) to provide any service and do any other acts which may be necessary to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims; and (ix) if the Collateral or Proceeds consists of securities and so long as no Event of Default exists, to vote said securities and to give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Bank's interest in the Collateral and Proceeds or be inconsistent with or violate any provisions of this Agreement.

     7. POWERS OF BANK. Debtor appoints Bank its true attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Bank's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise (b) to notify any person obligated on any security, instrument or other document subject to this Agreement of Bank's rights hereunder, (c) to collect by legal proceedings or otherwise all dividends, interest, principal or other sums now or hereafter payable upon or on account of the Collateral or Proceeds; (d) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral or Proceeds, and in connection therewith to deposit or surrender control of the Collateral and Proceeds, to accept other property in exchange for the Collateral and Proceeds, and to do and perform such acts and things as Bank may deem proper, with any money or property received in exchange for the Collateral or Proceeds, at Bank's option, to be applied to the indebtedness or held by Bank under this Agreement; (e) to make any compromise or settlement Bank deems desirable or proper in respect of the Collateral and Proceeds; (f) to insure, process and preserve the Collateral and Proceeds; (g) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto: and (h) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Bank as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. To effect the purposes of this Agreement or otherwise upon instructions of Debtor, or any of them, Bank may cause any Collateral and/or Proceeds to be transferred to Bank's name or the name of Bank's nominee. If an Event of Default has occurred and is continuing, any or all Collateral and/or Proceeds consisting of securities may be registered, without notice, in the name of Bank or its nominee, and thereafter Bank or its nominee may exercise, without notice, all voting and corporate rights at any meeting of the shareholders of the issuer thereof, any and all rights of conversion, exchange or subscription, or any other rights, privileges or options pertaining to such Collateral and/or Proceeds, all as if it were the absolute owner thereof. The foregoing shall include, without limitation, the right of Bank or its nominee to exchange, at its discretion, any and all Collateral and/or Proceeds upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by the issuer thereof or Bank of any right, privilege or option pertaining to any shares of the Collateral and/or Proceeds, and in connection therewith, the right to deposit and deliver any and all of the Collateral and/or Proceeds with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Bank may determine. All of the foregoing rights, privileges or options may be exercised without liability on the part of Bank or its nominee except to account for property actually received by Bank, Bank shall have no duty to exercise any of the foregoing, or any other rights, privileges or options with respect to the Collateral or Proceeds and shall not be responsible for any failure to do so or delay in so doing.

     8. PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Bank at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same. Any such payments made by Bank shall be obligations of Debtor to Bank, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of Section 15 herein, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

     9. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under
(i) any contract or instrument evidencing any indebtedness, or (ii) any other agreement between any Debtor and Bank, including without limitation any loan agreement, relating to or executed in connection with any indebtedness; (b) any representation or warranty made by any Debtor herein shall prove to be incorrect in any material respect when made; (c) any Debtor shall fail to observe or perform any obligation or agreement contained

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herein; (d) any attachment or like levy on any property of any Debtor; and (e)
Bank in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, of otherwise in jeopardy or unsatisfactory in character or value.

     10. REMEDIES. Upon the occurrence of any Event of Default, Bank shall have the right to declare immediately due and payable all or any indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor. Bank shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the California Uniform Commercial Code or otherwise provided by law, including without limitation, the right to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly to Bank. All rights, powers, privileges and remedies of Bank shall be cumulative. No delay, failure or discontinuance of Bank in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver, permit, consent or approval of any kind by Bank of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing. It is agreed that public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.

While an Event of Default exists: (a) Bank may, at any time and at Banks sole option, liquidate any time deposits pledged to Bank hereunder, whether or not said time deposits have matured and notwithstanding the fact that such liquidation may give rise to penalties for early withdrawal of funds; (b) Debtor will not dispose of any of the Collateral or Proceeds except on terms approved by Bank: (c) Bank may appropriate the Collateral and apply all Proceeds toward repayment of the indebtedness in such order of application as Bank may from time to time elect; and (d) at Bank's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Bank at a reasonably convenient place designated by Bank. For any Collateral or Proceeds consisting of securities, Bank shall have no obligation to delay a sale of any portion thereof for the period of time necessary to permit the issuer thereof to register such securities for public sale under any applicable state or Federal law, even if the issuer thereof would agree to do so.

     11. DISPOSITION OF COLLATERAL AND PROCEEDS. Upon the transfer of all or any part of the Indebtedness, Bank may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Bank hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred Bank shall retain all rights, powers, privileges and remedies herein given. Any proceeds of any disposition of any of the Collateral or Proceeds, or any part thereof, may be applied by Bank to the payment of expenses incurred by Bank in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Bank toward the payment of the Indebtedness in such order of application as Bank may from time to time elect.

     12. STATUTE OF LIMITATIONS. Until all indebtedness shall have been paid in full and all commitments by Bank to extend credit to Debtor have been terminated, the power of sale and all other rights, powers, privileges and remedies granted to Bank hereunder shall continue to exist and may be exercised by Bank at any time and from time to time irrespective of the fact that the indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all indebtedness secured hereunder.

     13.  MISCELLANEOUS. (a) The obligations of Debtor are joint and several;
(b) Debtor hereby waives any right (i) to require Bank to make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder, (ii) to direct the application of payments or security for Indebtedness of Debtor or indebtedness of customers of Debtor, or (iii) to require proceedings against others or to require exhaustion of security; and (c) Debtor hereby consents to extensions, forbearances or alterations of the terms of Indebtedness, the release or substitution of security, and the release of any guarantors: provided however, that in each instance, Bank believes in good faith that the action in question is commercially reasonable in that it does not unreasonably increase the risk of nonpayment of the Indebtedness to which the action applies. Until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Bank.

     14. NOTICES. All notices, requests and demands required under this Agreement must be in writing, addressed to Bank at the address specified in any other loan documents entered into between Debtor and Bank and to Debtor at the address of its chief executive office (or personal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or 3 days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     15. COSTS, EXPENSES AND ATTORNEYS' FEES. Debtor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in exercising any right, power, privilege or remedy conferred by this Agreement or in the enforcement thereof, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing

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incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Debtor or in any way affecting any of the Collateral or Bank's ability to exercise any of its rights or remedies with respect thereto. All of the foregoing shall be paid by Debtor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or the Prime Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto.

     16. SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Bank and Debtor.

     17. OBLIGATIONS OF MARRIED PERSONS. Any married person who signs this Agreement as Debtor hereby expressly agrees that recourse may be had against his or her separate property for all his or her indebtedness to Bank secured by the Collateral and Proceeds under this Agreement.

     18. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

     Debtor warrants that its chief executive office (or personal residence, if applicable) is located at the following address:

     3347 INVESTMENT BLVD., HAYWARD, CA 94545

     IN WITNESS WHEREOF, this Agreement has been duly executed as of NOVEMBER 19, 1996.


CHOLESTECH CORPORATION

By: /s/ W.E. Pinckert
    ------------------------------
    WARREN PINCKERT
    PRESIDENT

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                     ADDENDUM TO GENERAL PLEDGE AGREEMENT

     THIS ADDENDUM is attached to and made a part of that certain General Pledge Agreement ("Agreement") executed by CHOLESTECH CORPORATION ("Debtor"), as of November 19, 1996, in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

     Debtor acknowledges and agrees as follows:

     1. COLLATERAL. Notwithstanding any reference in the Agreement to a transfer, pledge or delivery to Bank, or a deposit with Bank, of the Collateral and Proceeds defined in paragraph 1 of the Agreement, and notwithstanding any reference in the Agreement to the possession, custody or control by Bank of the Collateral or Proceeds, said Collateral includes without limitation: (a) all securities (whether certificated or uncertificated), bonds, documents, instruments, money, notes, repurchase agreements, general intangibles, and all other property of whatever nature or description, whether tangible or intangible, now or hereafter held on account of or for Debtor in Debtor's Liquidity Management Account Number 358210114 with Bank ("Account"); (b) the Account itself and all replacements and substitutions therefor; and (c) Proceeds of all of the foregoing; provided however, that notwithstanding the generality of the foregoing, the term "Collateral" does not include any and Bank disclaims a security interest in all WF Securities or Collective

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Investment Funds (as hereinafter defined) now or hereafter in the Account.

     2. SECURITY INTEREST. In accordance with and subject to the provisions of the Agreement, and to secure the obligations described therein, Debtor grants and transfers to Bank a security interest in all of the Collateral described in the Agreement and paragraph 1 of this Addendum.

     3. ACCOUNT ACTIVITY. So long as no default exists with respect to the indebtedness secured hereby, Debtor may sell, exchange, transfer or otherwise dispose of assets in and withdraw assets from the Account, provided however that the Collateral Value of the Account, as hereinafter defined, shall at all times be equal to or greater than one hundred percent (100%) of the outstanding principal balance of the indebtedness secured hereby.

     In the event that the Collateral Value of the Account should, for any reason and at any time, be less than the required amount, Debtor shall promptly either make a principal reduction on the indebtedness secured hereby, or pledge to Bank and deposit in the Account additional assets, of a nature satisfactory to Bank, in either case, sufficient such that the Collateral Value of the Account achieves the required amount.

     4. PRIORITY. The terms of this Addendum override and take precedence over any provision to the contrary in any other

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agreement or other documentation relative to the opening and maintenance of the Account.

     5. DEFINED TERMS. All terms defined in the Agreement and used herein shall have the same meaning when used in this Addendum, "WF SECURITIES" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371 (c), as amended from time to time). "COLLECTIVE INVESTMENT FUNDS" means a collective investment fund as described in 12 CFR
9.18 and includes without limitation a collective investment fund maintained by Bank's Trust Department, "COLLATERAL VALUE OF THE ACCOUNT" means the sum of:

     (i)   100% of the face amount of cash and cash equivalents in the Account;

     (ii) 90% of the market value of obligations in the Account of the United States of America, but not to exceed the face amount;

     (iii) 90% of the market value of commercial paper in the Account rated at least A1 by a nationally recognized rating agency, but not to exceed the face amount;

     (iv) 85% of the market value of corporate bonds in the Account (excluding convertible bonds) rated at least AA

                                      -3-

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           by a nationally recognized rating agency, but not to exceed the face amount;

     (v) 75% of the market value of corporate and municipal bonds in the Account (excluding convertible bonds and those described in (iv)) rated at least BBB by a nationally recognized rating agency, but not to exceed the face amount;

with market value, in all instances, determined by Bank in its sole discretion and excluding from such computation all WF Securities, Collective Investment Funds or any other assets in which Bank does not have a first priority perfected security interest now or hereafter in the Account.

     6. NEGATIVE PLEDGE. So long as Bank retains a security interest in the Collateral, Debtor shall not further pledge, encumber, grant or permit to exist a security interest in or lien upon any assets now or hereafter in the Account, including without limitation, WF Securities or Collective Investment Funds.

     7. INVESTMENT MANAGER. This Addendum constitutes an instruction and authorization by Debtor to Debtor's investment manager/adviser to abide by the terms hereof, and following written instructions from Bank, to manage the Account in accordance with Bank's instructions.

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     IN WITNESS WHEREOF, the Debtor has executed this Addendum as of the same date as the Agreement.

                                       Acknowledged as of 12/20/96:
                                                          --------
                                       /s/ Gretchen Sommerfield
                                       ---------------------------
CHOLESTECH CORPORATION
                                       By: Gretchen Sommerfield
                                       ---------------------------
By: /s/ W.E. Pinckert
    ------------------------------
    Warren Pinckert                    Title: AVP
                                              --------------------
    President

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